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                                                                 EXHIBIT 10.10

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is made and entered into as of the 2d day of October, 2000, by and between Blue Sky Communications, Inc., a Georgia corporation ("Borrower"), and interWAVE Communications International, Ltd., a Bermuda limited liability company (the "Lender").

                                 R E C I T A L S

         A. On even date herewith, for valuable consideration, Borrower made, executed, and delivered to Lender a secured convertible promissory note in the principal face amount of Four Million Dollars (US$4,000,000) (the "Note"), which evidences an obligation (the "Loan") of Borrower to Lender.

         B. As security for the payment and performance of all debts, liabilities, obligations, covenants, and duties owing to Lender by Borrower, however evidenced, under the Note or otherwise, as the same may be amended, supplemented, modified, renewed, or extended from time to time, Borrower desires to grant to Lender a security interest in all of Borrower's assets.

         NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower agree as follows:

         1. DEFINITIONS. In addition to any terms defined elsewhere in this Agreement, the following terms have the following meanings ascribed to them for purposes of this Agreement:

                  "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "AGREEMENT" means this Security Agreement, as amended from time to time.

                  "BORROWER" means Blue Sky Communications, Inc., a Georgia corporation.

                  "COLLATERAL" means all of the following: (a) all of Borrower's Equipment now owned or hereafter acquired; (b) all of Borrower's Documents of Title now owned or hereafter acquired in respect of such Equipment; and (c) all Products and Proceeds of all of the foregoing, including all Proceeds of other Proceeds.

                  "EQUIPMENT" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Borrower, which Borrower acquired from Lender under the Supply Agreement or otherwise, including, without limitation, all machinery, computers, computer equipment, motor vehicles, trucks, trailers, vessels, aircraft, and rolling stock, and all parts thereof and all additions and accessions thereto and replacements therefor.

                  "EVENT OF DEFAULT" has the meaning set forth in section 5 of this Agreement.

                  "FINANCING STATEMENT" means the form of financing statement that will be necessary to perfect, upon filing, a security interest in the Collateral in each jurisdiction in which such Collateral is located or in which a filing is required under the UCC to perfect such security interest.


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                  "GAAP" means generally accepted accounting principles set
forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GOVERNMENTAL REQUIREMENTS" means all legal requirements in effect from time to time including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, determinations, approvals, consents, notices, demand letters, directions, and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials, and officers, foreseen or unforeseen, ordinary or extraordinary, including but not limited to any change in any law or regulation, or the interpretation thereof, by any foreign or domestic governmental or other authority (whether or not having the force of law), relating now or at any time heretofore or hereafter to the business or operations of Borrower or to any of the property owned, leased, or used by Borrower, including, without limitation, the development, design, construction, acquisition, start-up, ownership, and operation and maintenance of property.

                  "INCIPIENT DEFAULT" means an event which, upon the lapse of time or the giving of notice, or both, would constitute an Event of Default.

                  "INDEBTEDNESS" of any Person means all liabilities, obligations and reserves, contingent or otherwise, of such Person.

                  "LENDER" means interWAVE Communications International, Ltd., a Bermuda limited liability company.

                  "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations or financial condition of Borrower, (b) the ability of Borrower to pay the Obligations in accordance with their terms, or
(c) the perfection or priority of Lender's first lien on and security interest in the Collateral (as defined in this Agreement) or the value of such Collateral.

                  "OBLIGATIONS" means all debts, liabilities, obligations, covenants, and duties owing to Lender by Borrower, however evidenced, under the Note, this Agreement, or otherwise, as the same may be amended, supplemented, modified, renewed, or extended from time to time.

                  "PERSON" means any individual, corporation, partnership, trust, association or other entity or organization, including any government, political subdivision, agency or instrumentality thereof.


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                  "PROCEEDS" means all proceeds of, and all other profits,
rentals, or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of, or realization upon, any Collateral including, without limitation, all claims of Borrower against third parties for loss of, damage to, or destruction of, or for proceeds payable for loss of, damage to, or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

                  "SUPPLY AGREEMENT" means that certain Master GSM Products Supply Agreement dated September 27, 2000, between Borrower and Lender, as the same may be amended, supplemented, modified, renewed, or extended from time to time.

                  "UCC" means the California Uniform Commercial Code, as amended from time to time, and any successor statute; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code, or other applicable statute, law, or provision relating to the perfection or the effect of perfection or non-perfection of any such security interest, as in effect on or after the date hereof in any other jurisdiction, then "UCC" will mean the Uniform Commercial Code or such other statute, law, or provision as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or the effect of perfection or non-perfection.

                  Any accounting term not defined in this Agreement will have the meaning given to it under GAAP.

         2.       SECURITY INTEREST.

                  2.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in and to all right, title, and interest of Borrower in the Collateral, whether now owned or existing or hereafter acquired or arising, regardless of where located, to secure payment and performance of the Obligations. The security interest granted hereby secures the payment and performance of the obligations, liabilities, and indebtedness of every nature of Borrower to Lender now or hereafter existing and however evidenced, under the Note, this Agreement, or otherwise, and all renewals, extensions, restructurings, and refinancings of the same.

                  2.2        AFFIRMATIVE COVENANTS OF BORROWER. Borrower will:
(a) do all acts that may be necessary to maintain, preserve, and protect the Collateral; (b) pay promptly when due all taxes, assessments, charges, encumbrances, and liens now or hereafter imposed upon or affecting the Collateral; (c) procure, execute, and deliver from time to time any endorsements, assignments, financing statements, and other writings necessary or appropriate to perfect, maintain, and protect Lender's security interest hereunder and the priority thereof, and to deliver promptly to Lender all records of (1) Collateral or (2) insurance proceeds; (d) appear in and defend any action or proceeding which may affect its title to or Lender's interest in the Collateral; (e) keep separate, accurate, and complete records of the Collateral and provide Lender with such books, records, and such other reports and information relating to the Collateral as Lender may reasonably request from time to time; (f) when an Event of Default under this Agreement has occurred and after demand, account fully for and immediately deliver to Lender in the form received, all Collateral and all proceeds, endorsed to Lender as appropriate, and unless so delivered all Collateral and all such proceeds will be held by Borrower in trust for Lender, separate from all other property of Borrower and identified as the property of Lender; (g) keep the Collateral in good condition and repair; (h) at any reasonable


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time, upon demand by Lender, exhibit to and allow inspection by Lender (or persons designated by Lender) of all Collateral; (i) keep the books and records concerning the Collateral at Borrower's principal place of business;
(j) keep the Collateral at the location(s) identified in a writing from Borrower to Lender that Borrower provides simultaneously with its purchase order for the relevant Equipment; (k) not remove the Collateral from such location(s) without (1) the prior written consent of Lender (which consent will not be unreasonably withheld) or (2) creating a similar security interest at the new location(s) of the Collateral; (l) give thirty (30) days' prior written notice of any change in Borrower's chief place of business or trade name(s) or style(s) set forth therein; (m) comply with all laws, regulations, and ordinances relating to the possession, operation, maintenance, and control of the Collateral; (n) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable, or as Lender may request, in order to perfect and preserve the security interest granted or intended to be granted hereby under the laws of any applicable jurisdiction; and (o) upon Lender's reasonable request, appear in and defend any action or proceeding that may affect Borrower's title to or Lender's security interest in the Collateral.

                  2.3 NEGATIVE COVENANTS OF BORROWER. Borrower will not, without the prior written consent of Lender: (a) use or permit the Collateral to be used unlawfully or in violation of any provision of this Agreement, or any applicable statute, regulation, or ordinance or any policy of insurance covering the Collateral; or (b) cause any waste or unusual or unreasonable depreciation of the Collateral.

                  2.4 INSURANCE. Upon execution of this Agreement, Borrower will insure the Collateral, with Lender named as a loss payee, in reasonable form and amounts, with companies reasonably acceptable to Lender, and against normal risks and liabilities. Borrower will deliver copies of such policies to Lender at Lender's request. In the event of loss of insured Collateral, Lender may make any claim thereunder, and until the Collateral is promptly replaced by Borrower from the segregated proceeds of the insurance, Lender may collect and receive payment of and endorse any instrument in payment of loss, and apply such amounts received, at Lender's election, to replacement of Collateral or to the Obligations. Lender will not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits. Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

                  2.5 PERFECTION. Borrower represents and warrants to Lender that subject to the timely filing of such UCC-1 Financing Statements as are necessary to perfect the security interest in the Collateral granted by Borrower to Lender pursuant to the terms of this Agreement, this Agreement creates a valid, perfected, and first priority lien against and security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such interest have been duly taken. Borrower further represents and warrants to Lender that neither the Collateral nor any portion thereof is subject to (or will be subject to) any lien, encumbrance, or security interest in favor of any third party that is senior in priority to the lien against and security interest in the Collateral granted by Borrower to Lender pursuant to the terms of this Agreement. Borrower represents and warrants to Lender that with respect to any and all Collateral that Lender sells to Borrower, Lender will have a valid and perfected first priority lien against and purchase money security interest in such Collateral.

                  2.6 EXPENSES. Lender may incur expenses in connection with the retaking, holding or preparing for sale of the Collateral including, with limitation, reasonable attorneys'


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fees, appraisal fees, auction fees and advertising costs, and in connection with protecting or enforcing its rights under this Agreement, including but not limited to reasonable attorneys' fees and actual out-of-pocket costs, which expenses Borrower will pay and are Obligations secured hereby.

                  2.7 WAIVERS. Borrower waives every right it may have to require Lender to proceed against any person or to exhaust any Collateral or to pursue any remedy available to Lender. Borrower waives every defense it may have arising from Lender's failure to perfect or maintain a perfected security interest in the Collateral.

                  2.8 TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL. Upon payment in full of all Obligations, the security interest created hereby will terminate. Upon such termination of the security interest or release of any Collateral, Lender will execute and deliver to Borrower such documents as Borrower reasonably requests to evidence the termination of the security interest or the release of such Collateral.

                  2.9 CUMULATIVE RIGHTS. All rights and remedies of Lender under this Agreement are in addition to all rights and remedies given to Lender contained in any other agreement, instrument or document or available to Lender at law or in equity. All such rights and remedies are cumulative and not exclusive and may be exercised successively or concurrently. No exercise of any right or remedy will be deemed an election of remedies and preclude exercise of any other right or remedy.

         3. COVENANTS. Borrower covenants and agrees that it will comply with the following provisions so long as the Obligations are outstanding:

                  3.1 ACCOUNTING RECORDS. Borrower will maintain adequate books and accounts in accordance with GAAP consistently applied. Borrower will deliver to Lender any financial information regarding the Business or the finances of Borrower as Lender may reasonably request.

                  3.2 CORPORATE EXISTENCE. Borrower will preserve and maintain its existence as a corporation in good standing in the jurisdiction of its formation and all of its licenses, privileges, and franchises and other rights necessary or desirable in the ordinary course of its business, except to the extent that the failure to do so would not have a Material Adverse Effect.

                  3.3 QUALIFICATION TO DO BUSINESS. Borrower is qualified to do business and is and will remain in good standing in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect.

                  3.4 COMPLIANCE WITH LAWS. Borrower will observe and comply in all material respects with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time may be applicable to Borrower, a violation of which could be reasonably expected to have a Material Adverse Effect.

                  3.5 TAXES AND OTHER LIABILITIES. Borrower will pay and discharge prior to the date on which penalties attach thereto all taxes, assessments and governmental charges, license fees and levies upon or with respect to Borrower, and upon the income, profits and property of Borrower, unless and to the extent that such taxes, assessments, charges, license fees and levies are being contested in good faith and by appropriate proceedings diligently


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conducted by Borrower, and provided that such reserve or other appropriate provisions as are required in accordance with GAAP will have been made therefor.

                  3.6 INSURANCE. Borrower will maintain insurance with insurance carriers which Borrower reasonably believes are financially sound on such property, against such risks, and in such amounts as is customarily maintained by similar businesses, and file with Lender within five (5) days after Lender's written request therefor a detailed list of such insurance then in effect, stating the names of the carriers, the policy numbers, the insureds thereunder, the amounts of insurance, the dates of expiration thereof, and the property and risks covered thereby.

                  3.7 MAINTENANCE OF COLLATERAL. Borrower will (a) maintain, keep and preserve all of the Collateral in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, and improvements thereto, and (b) maintain, preserve and protect all franchises, licenses, copyrights, patents and trademarks material to its Business, so that the Business carried on in connection therewith may be properly and advantageously conducted at all times.

                  3.8 CONDUCT OF BUSINESS. Borrower will comply with all Governmental Requirements.

                  3.9 AUTHORIZATIONS. Borrower will obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity and enforceability of this Agreement, the Note, and all other documents and instruments executed in connection therewith against Borrower.

                  3.10 NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE DEVELOPMENTS. Borrower will promptly notify Lender of the occurrence of (a) any Incipient Default or Event of Default hereunder; (b) any event, development, or circumstance whereby any financial statements most recently furnished to Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operating results of Borrower as of the date of such financial statements; (c) any material litigation or proceedings that are instituted or threatened (to the knowledge of Borrower) against Borrower and all or any part of the Collateral; and (d) each and every event which would be an Event of Default under any material Indebtedness of Borrower, such notice to include the names and addresses of the holders of such Indebtedness and the respective amounts thereof.

                  3.11 FURTHER ASSURANCES. Borrower will execute, acknowledge and deliver any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as may be reasonably requested by Lender from time to time in order to give full effect to this Agreement and the Note and to maintain, preserve, safeguard, and continue at all times all of the rights, remedies, powers, and privileges of Lender under this Agreement and the Note.

                  3.12 FURTHER IDENTIFICATION OF COLLATERAL. If so requested by Lender, Borrower will furnish to Lender, as often as Lender reasonably requests, statements and schedules further identifying and describing the Collateral, all in reasonable detail.

         4. NEGATIVE COVENANTS. Borrower covenants and agrees that unless it obtains Lender's prior written consent (which consent Lender covenants and agrees will not be unreasonably withheld), so long as any of the Obligations remain outstanding, Borrower will not:


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                  4.1        MERGER OR ACQUISITION. Consolidate or merge into or
with any Person or acquire all or substantially all of the stock, property or assets of any Person.

                  4.2 SALE AND EXCHANGE OF ASSETS. Sell, lease, assign, or transfer to any Person, exchange with any Person, or otherwise dispose of any material asset (except in the ordinary course of business or to the extent such asset is obsolete or is no longer used or useful in the business of Borrower), or sell, exchange, lease, assign, transfer, or otherwise dispose of all or substantially all of its assets.

                  4.3 RESTRICTED PAYMENTS. Make any distributions to its shareholders, declare or pay any dividends, or apply any of its property to the voluntary purchase, redemption or other retirement of, or set apart any sum for the voluntary payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of its present or future issues of stock (each, a "Restricted Payment").

                  4.4 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower, except for transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are fairly disclosed to Lender.


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         5.       DEFAULT.

                  5.1 EVENTS OF DEFAULT. Each of the following will constitute an Event of Default under this Agreement:

                           (a)      Borrower fails to pay when due any
payment of principal or interest or any other sum payable under the Note, and such failure continues without cure for five (5) calendar days after the date that such payment was due.

                           (b)        Borrower fails to comply with any
agreement contained in section 4 of this Agreement, and with respect to any failure which by its nature can be cured, such failure continues without cure for fifteen (15) calendar days after Lender notifies Borrower in writing of the occurrence thereof.

                           (c)      Borrower defaults in the performance of
any of its material obligations under any provision of this Agreement, and with respect to any failure which by its nature can be cured, such failure continues without cure for fifteen (15) calendar days after Lender notifies Borrower in writing of the occurrence thereof.

                           (d)      Any warranty or representation made by
Borrower in this Agreement or in the Note is untrue in any material respect, in any case on any date as of which the facts set forth are stated or certified.

                           (e)      Borrower institutes a voluntary case
seeking liquidation or reorganization under chapter 7 or chapter 11, respectively, of the United States Bankruptcy Code (the "Code"), or under any other applicable insolvency, bankruptcy, reorganization, composition, arrangement, moratorium or liquidation laws of any state or country (collectively with the Code, the "Insolvency Laws"), or consents to the institution of an involuntary case against it under any of the Insolvency Laws; or Borrower files a petition initiating or otherwise institutes any similar proceeding under any of the Insolvency Laws, or consents thereto; or Borrower applies for, or by consent or acquiescence there is an appointment of or order entered by a court of competent jurisdiction appointing a receiver, liquidator, sequestrator, trustee or other officer with similar powers; or Borrower makes an assignment for the benefit of creditors; or Borrower admits in writing its inability to pay its debts generally as they become due; or, if an involuntary case is commenced seeking the liquidation or reorganization of Borrower under chapter 7 or chapter 11, respectively, of the Code, or any similar proceeding is commenced against Borrower under any of the Insolvency Laws, and (1) the petition commencing such case is not timely controverted; or (2) the petition commencing such case is not dismissed within thirty (30) days of its filing; or (3) a trustee (interim or otherwise) is appointed to take possession of all or a portion of the Borrower's assets, or to operate all or any part of the business of Borrower; or (4) an order for relief is issued or entered therein.

                           (f)        One or more judgments against Borrower
or attachments against its property, which in the aggregate exceed $10,000, or the operation or result of which could be to interfere materially and adversely with the conduct of the Business, remain unpaid, unstayed on appeal, undischarged, unbonded, and undismissed for a period of thirty (30) days.

                           (g)      Any obligation (other than the
Obligations) of Borrower for the payment of commercial or investment financial accommodation or any other indebtedness in excess of US$10,000 becomes or is declared to be due and payable prior to the expressed maturity thereof.



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                           (h)      Any of Borrower's representations and
warranties set forth above in section 2.5 ceases to be true.

                           (i)      An event of default (other than one
specified above in section 5.1(a)) occurs under the Note, and with respect to any failure which by its nature can be cured, such failure continues without cure for fifteen (15) calendar days after Lender notifies Borrower in writing of the occurrence thereof.

                  5.2 TERMINATION OF OBLIGATIONS AND ACCELERATION. If any Event of Default described above in section 5.1 occurs, all Obligations will become due and payable immediately, without any further notice to Borrower.

                  5.3      OTHER REMEDIES.  If any Event of Default occurs:

                           (a)      Lender may exercise in respect of the
Collateral, in addition to all other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and may also: (1) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon Lender's request, immediately assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to the parties; (2) with five (5) days written notice, enter upon any premises of Borrower and take possession of the Collateral; and (3) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender's offices or elsewhere, at such time or times, for cash, on credit, or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale will be required by law, at least ten days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made will constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Lender will not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any law now existing or hereafter enacted.

                           (b)        For the purposes of this Agreement,
Borrower acknowledges and agrees that after an Event of Default, it will be liable to Lender for all attorneys' fees, consultant's fees, accountants' fees, expert witness fees, and all actual out-of-pocket expenses incurred by Lender in connection with any and all of the following: (1) any action taken by Lender to (A) enforce any of its rights under this Agreement, (B) protect, preserve, collect, assemble, lease, sell, take possession of, or liquidate any of the Collateral, or (C) enforce or foreclose upon its security interest in any of the Collateral; (2) any negotiation and/or documentation of a work out, refinancing, restructuring, or settlement agreement with Borrower; and
(3) the commencement or defense of, or appearance or intervention in, any litigation, arbitration proceeding, administrative proceeding, or bankruptcy case (including but not limited to any adversary proceeding in such case) in or to which Borrower is a party or party in interest.

Beyond the safe custody thereof, Lender will have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to


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any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Lender will not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected in good faith by Lender.

                  5.4 APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral by Lender will be applied: first, to all fees, costs and expenses incurred by Lender with respect to the enforcement of this Agreement; second, to accrued and unpaid interest on the Obligations; and third, to the principal amount of the Obligations outstanding. Lender acknowledges and agrees that it will not retain any proceeds in excess of the amounts necessary to pay in full all of the items described in the preceding sentence, and will remit promptly to Borrower all of such excess proceeds, if any.

         6.       MISCELLANEOUS.

                  6.1 SUCCESSORS AND ASSIGNS. This Agreement inures to the benefit of and binds the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors, assigns, agents, representatives, spouses, and all persons claiming by or through them, including without limitation any chapter 7 or chapter 11 trustee in bankruptcy, and the words "Lender" and "Borrower," whenever occurring in this Agreement, will be deemed to include such respective heirs, executors, administrators, legal representatives, successors, assigns, agents, representatives, spouses, and all persons claiming by or through them.

                  6.2 TIME. The parties to this Agreement agree that time is of the essence with respect to all of the provisions of this Agreement.

                  6.3 COUNTERPART ORIGINALS. This Agreement may be executed in two counterparts, each of which will be deemed to be an original as against the party whose "ink original" or facsimile signature appears thereon, and both of such counterparts will together constitute one and the same instrument. Each party to this Agreement who delivers a facsimile signature will promptly thereafter deliver to each of the other parties to this Agreement a counterpart original of this Agreement bearing an "ink original" signature.

                  6.4 CAPTIONS. The captions or headings of the sections of this Agreement are for convenience only and will not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

                  6.5 GENDER; NUMBER. Words used in this Agreement, regardless of the number or gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                  6.6 ADDITIONAL ACTIONS. Each of the parties to this Agreement covenants and agrees that it will take promptly such additional actions and will execute such additional documents and instruments as are reasonably necessary to effectuate the transactions contemplated by this Agreement.

                  6.7 NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement will not inure to the benefit of any party that is not a party to this Agreement. Nothing contained in this Agreement will be construed to create any rights, claims, or causes of action in favor of any third party against any party to this Agreement.

                  6.8 NOTICES. All notices and communications under this Agreement will be in writing and will be: (a) delivered in person; or (b) sent by fax; or (c) mailed, postage prepaid, either by certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

       To Borrower:  Blue Sky Communications, Inc.
                     Attn: Dave Lasier, CEO
                     100 Northpoint Center East, Suite 300
                     Alpharetta, GA 30022
                     Fax: (678) 366-9662

                     A courtesy copy of any notice under this Agreement that is sent to Borrower must be sent to:

                     Richard A. Cohen, General Counsel
                     Blue Sky Communications, Inc.
                     100 Northpoint Center East, Suite 300
                     Alpharetta, GA 30022
                     Fax: (678) 366-9662

                     and to:

                     Mr. Thomas Wardell
                     Long Aldridge Norman LLP
                     303 Peachtree St. NW
                     Atlanta, GA 30308
                     Fax: (404) 527-4198

       To Lender:    interWAVE Communications International, Ltd.
                     Attn: Thomas W. Hubbs, Executive Vice President and CFO
                     Clarendon House
                     2 Church Street
                     Hamilton, HMDX, Bermuda

                     A courtesy copy of any notice under this Agreement that is sent to Lender must be sent to:

                     Mr. Robin Foor
                     Vice President and General Counsel
                     interWAVE Communications, Inc.
                     312 Constitution Drive
                     Menlo Park, CA  94025
                     Fax: (650) 321-6381

                     and to:

                     Mr. George H. Kalikman
                     Baker & McKenzie

                     Two Embarcadero Center, 24th Floor
                     San Francisco, CA 94111
                     Fax: (415) 576-3099

All notices sent pursuant to the terms of this section 6.8 will be deemed received upon actual receipt. A copy of any notice sent by fax must be sent by regular mail as well on the same day that such fax is sent. Lender and Borrower may change the name of its representative to whom (and/or the address to which) notices (and/or courtesy copies of such notices) should be directed, provided that such party complies with the provisions of this section 6.8 regarding the methods for providing such notice.

                  6.9 INTERPRETATION. Each of the parties to this Agreement has been represented by independent counsel in the preparation and negotiation of this Agreement, and this Agreement will be construed according to the fair meaning of its language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be employed in interpreting this Agreement.

                  6.10 REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement represents and warrants to the other party to this Agreement that it has full power, authority and legal right to execute, deliver and comply with this Agreement and any other document or instrument relating to this Agreement to be executed by it. All individual, corporate, or other appropriate actions of each of the parties to this Agreement that are necessary or appropriate for the execution and delivery of and compliance with this Agreement and such other documents and instruments have been taken. Upon its execution and delivery, this Agreement will constitute the valid and legally binding obligation of each of the parties to this Agreement, enforceable against each of them in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights or the collection of debtors' obligations generally. Borrower acknowledges that Lender has entered into this Agreement in reliance upon each of the representations and warranties made by Borrower which are contained in this Agreement.

                  6.11 INTEGRATION CLAUSE. This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, and there are no other terms, obligations, covenants, representations, statements or conditions except as set forth in this Agreement. No change or amendment to this Agreement will be effective unless it is contained in a document entitled "Amendment to Security Agreement," and is executed by each of the parties to this Agreement. Failure to insist upon strict compliance with any term or provision of this Agreement will not be deemed to be a waiver of any rights under a subsequent act or failure to act. Each of the parties to this Agreement acknowledges and agrees that in the event of any subsequent litigation, arbitration proceeding, controversy or dispute concerning this Agreement, neither of them will be permitted to offer or introduce into evidence any oral testimony concerning any oral promises or oral agreements between them that relate to the subject matter of this Agreement that are not included or referred to in this Agreement and that are not evidenced by a writing entitled "Amendment to Security Agreement" which is signed by each of the parties to this Agreement.

                  6.12     GOVERNING LAW; ARBITRATION; VENUE; EQUITABLE RELIEF.

                           (a)      GOVERNING LAW.  This Agreement will be
governed by and construed and enforced in accordance with the laws of the State of California, without regard to principles of conflicts of laws. Each party to this Agreement agrees that all disputes, claims and controversies among the parties to this Agreement concerning the interpretation or enforcement of this Agreement, or any other matter arising out of or relating to this Agreement, will be arbitrated pursuant to the provisions of this section 6.12.

                           (b)      INITIATION OF ARBITRATION PROCEEDING.
Either party to this Agreement may initiate an arbitration proceeding by making a written demand for arbitration and serving a notice of said demand upon the adverse party in the manner provided in this Agreement, and upon the San Francisco regional office of JAMS. A written response to the demand must be served upon the initiating party and JAMS within ten (10) days of the adverse party's receipt of the demand.

                           (c)      SELECTION OF ARBITRATOR.  The arbitration
will be conducted by a single arbitrator who is a retired judge associated with the San Francisco regional office of JAMS. The arbitrator will be selected in accordance with the JAMS Financial Services Arbitration Rules & Procedure then in effect (the "JAMS Rules") within fourteen (14) days of the service of the written demand for arbitration. If the parties to this Agreement cannot so agree upon the selection of the arbitrator within the fourteen (14) day period, then the arbitration will be conducted by a single arbitrator who will be a retired judge associated with the San Francisco regional office of JAMS, and who will be selected by JAMS within five (5) days of the service of a written request that JAMS select the arbitrator.

                           (d)        VENUE. Each party to this Agreement
covenants and agrees that any arbitration proceeding instituted under the provisions of this Agreement will be conducted in San Francisco through the San Francisco regional office of JAMS. LENDER AND BORROWER ACKNOWLEDGE TO EACH OTHER THAT THE AGREEMENT TO ABIDE BY THE SPECIFIC PROVISIONS OF THIS
SECTION 6.12 IS A MATERIAL INDUCEMENT TO IT TO ENTER INTO THIS AGREEMENT, AND EACH PARTY IS REASONABLY RELYING UPON THE OTHER PARTY'S REPRESENTATION TO DO SO.

                           (e)        ARBITRATION HEARING AND AWARD. The
arbitration hearing will be conducted within thirty (30) days of the appointment of the arbitrator. The arbitration will be conducted in accordance with the JAMS Rules. The arbitrator's award will be conclusive and binding on each of the parties to this Agreement. The arbitrator's award will provide, among other things, that the prevailing party in the arbitration is entitled to recover from the adverse party its costs and expenses incurred in connection therewith including, without limitation, attorneys' fees as determined by the arbitrator, the costs of the arbitration, and actual out-of-pocket expenses including, without limitation, expert witness and consultants' fees. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction.

                           (f)      EQUITABLE RELIEF.  The Arbitrator has the
authority to grant either party to this Agreement equitable relief on such terms and conditions as it deems reasonably necessary or appropriate.

         6.13 BENEFIT OF COUNSEL; INFORMED REVIEW. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND REPRESENTS TO THE OTHER PARTY TO THIS AGREEMENT THAT:
(a) THE PROVISIONS OF THIS AGREEMENT AND THEIR LEGAL EFFECT HAVE BEEN FULLY EXPLAINED TO IT BY ITS OWN COUNSEL; (b) IT HAS RECEIVED INDEPENDENT LEGAL ADVICE FROM COUNSEL OF ITS OWN SELECTION; (c) IT FULLY UNDERSTANDS THE FACTS AND HAS BEEN FULLY INFORMED AS TO ITS LEGAL RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT;
(d) THIS AGREEMENT IS BEING ENTERED INTO AND SIGNED BY IT KNOWINGLY, FREELY, AND VOLUNTARILY, AFTER HAVING RECEIVED SUCH LEGAL ADVICE AND WITH SUCH KNOWLEDGE; AND (e) ITS EXECUTION AND DELIVERY OF THIS AGREEMENT IS NOT THE RESULT OF ANY DURESS OR UNDUE INFLUENCE. BY EXECUTING THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND REPRESENTS TO THE OTHER PARTY TO THIS AGREEMENT THAT IT HAS READ THE ENTIRE AGREEMENT.

         IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date and year first above written.

BLUE SKY COMMUNICATIONS, INC.           INTERWAVE COMMUNICATIONS INTERNATIONAL,
                                        LTD.

By:                                     By:
   ------------------------------          -----------------------------------
           Dave Lasier                     Name: Priscilla Lu
   Chief Executive Officer                       -----------------------------
                                           Title:Chief Executive Officer
                                                 -----------------------------